EXHIBIT 5.3

杭州市拱墅区灯彩东街9号正标律师大厦4F

No. 9, Dengcai East Street, Gongshu District,

Hangzhou 310011. P.R.C.

Tel/Fax:+86-0571-88131280

http://www.zhblaw.com

Aug. 30, 2023

Tantech Holdings (Lishui) Co., Ltd.

No. 10 Cen Shan Road, Shuige Industrial Zone

Lishui City, Zhejiang Province 323000

People’s Republic of China

Legal Opinion on Certain PRC Legal Matters,2023

Ladies and Gentlemen:

We are qualified lawyers of the People's Republic of China (the “PRC”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion according to the laws and regulations of the PRC.

We have acted as legal counsel as to PRC Laws to Tantech Holdings Ltd.. (“Tantech”, the company), which is not a Chinese operating company but a British Virgin Islands holding company with operations conducted by our Subsidiaries established in PRC. For the Form F-3 Registration Statement (“Registration Statement”) of the company registering up to $100,000,000 or such lesser aggregate amount permitted under General Instruction II.C. of Form F-3 under the Securities Act of 1933, ,we give some legal opinion as following.

Our opinion is subject to the following qualifications:

(a)This opinion is subject to the restrictions of the legally vested discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(b)This opinion relates only to PRC Laws and we express no opinion as to any laws other than PRC Laws.

(c)This opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

(d)This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities.

(e)For the purpose of the filing of the Registration Statement, we consent to the filing with the SEC of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated thereunder.

地址：中国﹒杭州市拱墅区灯彩东街9号·正标律师大厦4F 邮编：310011 传真：（＋86）0571-88131280

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Based upon and subject to the foregoing, we are of the opinion that:

(i)VIE Structure. In August 2021, the board of directors the Company had made decision and dissolved the variable interest entity (“VIE”) structure. Based on our understanding of the PRC Laws, we are of the opinion that according to the PRC Laws currently in effect, as of the date of this letter, the Company may face no relative risks, such as penalties associated with the prior VIE structure.

(ii) Business. Currently, the Company mainly provides bamboo-based charcoal products and electric Motors vehicles which are not stipulated on the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2021 Version) (the “2021 Negative List”) promulgated by the Ministry of Commerce of the People’s Republic of China (“MOFCOM”) and The National Development and Reform Commission of the PRC which took effect on January 1, 2022. Therefore, the PRC subsidiaries of the Company are able to conduct their current business without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

(iii) M&A Rules. The M&A Rules purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. In this letter, “M&A Rules” means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the MOFCOM, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and as amended by the MOFCOM on June 22, 2009.

Except as disclosed in the statements set forth in the Registration Statement under the caption “Risk Factors—Risks Related to Doing Business in China—Our failure to obtain prior approval of the CSRC for the listing and trading of our Common Shares on a foreign stock exchange could delay this offering or could have a material adverse effect upon our business, operating results, reputation and trading price of our Common Shares” and “Risk Factors—Risks Related to Doing Business in China— The filing with the CSRC is required, and the approval of, filing or other procedures with other Chinese regulatory authorities may be required, in connection with issuing securities to foreign investors under PRC law, and, if required, we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures.” and based on our understanding of the PRC Laws, we are of the opinion that the Company is not required to submit an application to the CSRC for the approval under the M&A rules because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like the Company’s under the Registration Statement are subject to this regulation; (ii) the wholly-owned PRC subsidiary of the Company was incorporated as a foreign-invested enterprise by means of foreign direct investments rather than by merger with or acquisition of any PRC domestic companies as defined under the M&A Rules. However, there can be no assurance that the relevant governmental agencies of PRC, including the CSRC, would reach the same conclusion.

(iiii)Overseas Listing Regulations. We have advised the Company as to the content of the Overseas Listing Regulations, which are applicable to overseas securities offerings and/or listings conducted by issuers who are (i) PRC domestic companies and (ii) companies incorporated overseas with substantial operations in the PRC and stipulate that such issuer shall fulfill the filing procedures within three working days after it makes an application for initial public offering and listing in an overseas stock market. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions. The Overseas Listing Regulations stipulate the legal consequences for breaches, including failure to fulfill filing obligations or engaging in fraudulent filing behavior, which may result in a fine ranging from RMB1 million to RMB10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market.

地址：中国﹒杭州市拱墅区灯彩东街9号·正标律师大厦4F 邮编：310011 传真：（＋86）0571-88131280

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(Ⅴ)Cybersecurity Review Measures. On July 10, 2021, the Cyberspace Administration of China issued the Cybersecurity Review Measures (revised draft for public comments), which proposed to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security. The revised Cybersecurity Review Measures took effect on February 15, 2022. The revised Cybersecurity Review Measures expand the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

Except as disclosed in the statements set forth in the Registration Statement under the caption “Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Common Shares.” and “Risk Factors—Risks Related to Doing Business in China— The filing with the CSRC is required, and the approval of, filing or other procedures with other Chinese regulatory authorities may be required, in connection with issuing securities to foreign investors under PRC law, and, if required, we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures.” and based on our understanding of the PRC Laws, we are of the opinion that based on the Chinese laws and regulations currently in effect, as of the date of this letter, the Company is not required to submit an application to the Cyberspace Administration of China for the approval of the offerings because the cybersecurity review requirement under the revised Cybersecurity Review Measures for online platform operators in possession of personal information of over one million users going public in a foreign country does not apply to the Company or any of its PRC subsidiaries.

Statement under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities under United States Federal Securities Laws and other Matters”, and “Legal Matters" set forth in the Registration Statement, to the extent that they constitute maters of PRC Laws or summaries of legal matters under PRC Laws, in each case insofar as such statements describe or summarize the PRC legal or regulatory matters, constitute our opinions on such matters, which are fairly disclosed and correctly set forth therein, and stated clearly the material facts necessary to make the statements in light of the circumstances under which they were made.

This letter is delivered by us in our capacity as the Company’s PRC legal advisers solely for the purpose of and in connection with the Registration Statement submitted to the SEC on the date hereof and may not be used for any other purpose The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions based upon any fact or circumstance hereafter coming to our attention or any change in law which hereafter occurs. Without our prior written consent, except as required by the applicable law or by the SEC or any regulatory agencies. We hereby consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. We also consent to the filing hereof as an exhibit to the Registration Statement.

Sincerely yours,

/s/ ZheJiang Zhengbiao Law Firm

ZheJiang Zhengbiao Law Firm

地址：中国﹒杭州市拱墅区灯彩东街9号·正标律师大厦4F 邮编：310011 传真：（＋86）0571-88131280

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